UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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ARGON ST, INC.
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ARGON ST, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 24, 2009
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Argon ST, Inc. will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia 22033, on Tuesday, February 24, 2009 at 10:00 a.m., local time, for the following purposes:
(a)	To elect eleven (11) members to the Board of Directors;

(b)	To ratify the selection by the Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009; and

(c)	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on January 5, 2009 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.
     THE BOARD OF DIRECTORS OF ARGON ST, INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY CARD EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, AND SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ARE A STOCKHOLDER OF RECORD AND ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND CAST YOUR BALLOT IN PERSON AT THAT TIME IF YOU SO DESIRE.

By Order of the Board of Directors,

/s/ Sharon M. Owlett
Sharon M. Owlett
Secretary
Fairfax, Virginia
January 23, 2009
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on February 24, 2009
This Proxy Statement and our Annual Report to Stockholders (including our Annual Report on
Form 10-K) are available on the Investor Relations section of our website at www.argonst.com under the Investor Relations tab at the top of the homepage. Scroll down to the link to SEC Filings and then the Search tab for Proxy Filings (for this Proxy) and the Search tab for Annual Filings
(for the Annual Report on Form 10-K).
Information on our website, other than this Proxy Statement, is not a part of this Proxy Statement.

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT	2

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	4

PRINCIPAL HOLDERS OF SECURITIES	4

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS	5

PROPOSAL 1	6

ELECTION OF DIRECTORS	6

CERTAIN INFORMATION REGARDING NOMINEES AND CURRENT EXECUTIVE OFFICERS	8

COMMITTEES OF THE BOARD OF DIRECTORS	10

AUDIT COMMITTEE REPORT	13

COMPENSATION OF DIRECTORS	14

COMPENSATION DISCUSSION AND ANALYSIS	15

COMPENSATION/STOCK OPTION COMMITTEE REPORT	20

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20

EXECUTIVE COMPENSATION TABLES	21

EQUITY COMPENSATION PLAN INFORMATION	24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25

PROPOSAL 2	26

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	26

GENERAL	27

FORM 10-K	27

STOCKHOLDER COMMUNICATIONS	27

STOCKHOLDER PROPOSALS FOR YEAR 2010 ANNUAL MEETING	28

Argon ST, Inc.
Executive Offices
12701 Fair Lakes Circle
Fairfax, VA 22033
ARGON ST, INC.
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Directors”) of Argon ST, Inc. (“Argon ST” or the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) being held on Tuesday, February 24, 2009, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about January 23, 2009.
Who May Vote
     Only stockholders of record as of the close of business on January 5, 2009, will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 21,706,388 shares of Common Stock, $.01 par value (the “Common Stock”), issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about January 23, 2009. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s principal office.
Voting Your Proxy
     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for Director set forth herein, and FOR ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.
     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters presented for stockholder vote at the Annual Meeting. Under Proposal 1 (Election of Directors), there are 11 candidates standing for re-election as Directors at the Annual Meeting. To be elected, the candidate must receive the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting. Stockholder approval for Proposal 2 (Ratification of Independent Auditors) requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting.
     Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on any of the proposals described in this Proxy Statement to be brought before the Annual Meeting.

Revoking Your Proxy
     Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Annual Meeting, by executing and delivering a later-dated proxy, or by voting in person at the Annual Meeting.
Solicitation of Proxies
     The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no additional compensation there for, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees, custodians and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.
Householding of Proxies
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia 22033, Attention: Investor Relations, (703) 995-5610. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company using the above address and phone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     Common Stock is the only voting class of security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock, as of January 5, 2009, by each person who is known by the Company to have been the beneficial owner of 5 percent or more of the shares of Common Stock outstanding on that date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.
PRINCIPAL HOLDERS OF SECURITIES

Name and Address of	Number of	Percent of
Beneficial Owner	Shares(1)	Class(2)
Terry L. Collins 12701 Fair Lakes Circle, Suite 800	2,711,700	12.4%
Fairfax, Virginia 22033(3)

Victor F. Sellier 12701 Fair Lakes Circle, Suite 800	2,462,775	11.3%
Fairfax, Virginia 22033

Thomas E. Murdock 12701 Fair Lakes Circle, Suite 800	2,355,500	10.9%
Fairfax, Virginia 22033(4)

(1)	The column sets forth shares of Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC.

(2)	Based upon 21,706,338 shares of Common Stock outstanding as of January 5, 2009.

(3)	Includes 791,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 458,500 shares held by a Trust over which Mr. Murdock has sole voting and investment power.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by each person nominated for Director, by each of the Named Executive Officers in the Summary Compensation Table included in this Proxy Statement, and by all director nominees and Executive Officers as a group, as of January 5, 2009. Unless otherwise noted, each person exercises sole voting and investment power over the shares beneficially owned.

	Number of		Percent of
Name	Shares(1)		Class(2)
Terry L. Collins, Director & Executive Officer	2,711,700	(3)	12.4%
Victor F. Sellier, Director & Executive Officer**	2,462,775		11.3%
Thomas E. Murdock, Director	2,355,500	(4)	10.9%
S. Kent Rockwell, Director	260,500		1.2%
David C. Karlgaard, Director	77,500		*
Peter A. Marino, Director	41,500		*
Robert McCashin, Director	39,700		*
John Irvin, Director	71,121		*
Maureen Baginski, Director	7,500		*
Lloyd A. Semple, Director	55,500		*
Delores M. Etter, Director	—		*
Kerry M. Rowe, Executive Officer	47,342		*
Aaron N. Daniels, Executive Officer	50,382		*
All directors and executive officers as a group (13 persons)	8,183,020		37.7%

*	Designates less than 1 percent.

**	Mr. Sellier remains retired from the company effective January 11, 2009, but remains on the Board.
(1)	The column sets forth shares of Common Stock, which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable as of January 5, 2009, or within the next 60 days as follows: Mr. Rockwell, 56,500; Mr. Irvin, 45,000; Mr. Semple, 45,000; Mr. Karlgaard, 30,000; Mr. Marino, 30,000; Mr. McCashin, 30,000; Mr. Rowe, 31,542, Mr. Daniels, 12,000.

(2)	Based on 21,706,338 shares of Common Stock outstanding as of January 5, 2009. For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that were exercisable as of January 5, 2009, or within the next 60 days, are considered outstanding.

(3)	Includes 791,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 458,500 shares held by a Trust over which Mr. Murdock has sole voting and investing power.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.
     The number of Directors currently constituting the full Board of Directors is eleven (11) and there are currently eleven (11) Directors serving on the Board. The Board of Directors, in a meeting duly called on May 6, 2008, approved amendments and restatements to the Company’s Bylaws (“Restated Bylaws”), which included an amendment to change the range of number of Directors to between three (3) and twelve (12). In accordance with that change, pursuant to proper exercise of its authority, the Board determined that eleven (11) Directors is an appropriate number within the range, in the best interests of the Company and the stockholders. Subsequently, the Board appointed Delores M. Etter, Ph.D., a previous member of the Board, as the eleventh member. Ms. Etter is a nominee for Director at the Annual Meeting, and information regarding her is contained in the section entitled “Certain Information Regarding Nominees and Current Executive Officers.” At the Annual Meeting, eleven (11) Directors will be elected, each to hold office until the next annual meeting of stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees is a current Director of the Company.
     If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving an additional vacancy. Alternatively, the size of the Board may be reduced accordingly by the Board. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. To be elected as a director, each nominee must receive the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE.

     The Board of Directors recommends a vote FOR the election of each of the nominees listed below.
NOMINEES

			Year First
			Elected or
			Appointed
Name	Age	Principal Occupation or Employment	Director*
Terry L. Collins	63	Chairman and Chief Executive Officer of the Company	2004
S. Kent Rockwell	64	Chairman, Rockwell Venture Capital, Inc.	1987
Victor F. Sellier	59	Former Executive Officer of the Company	2004
Thomas E. Murdock	66	Former Executive Officer of the Company	2004
David C. Karlgaard	62	Former Vice-Chairman of Nortel Government Solutions	2004
Peter A. Marino	66	Consultant	2004
Robert McCashin	61	Former Chairman of Identix Incorporated	2004
John Irvin	54	President of Partners Financial	2000
Lloyd A. Semple	69	Professor of Law	2003
Maureen Baginski	53	President, National Security Systems, Sparta, Inc.	2006
Delores M. Etter	60	Professor, Electrical Engineering	2004 **

*	Reflects the year first elected or appointed to the Board of Directors of the Company or the Board of Directors of a predecessor of the Company.

**	Dr. Etter resigned from the Board in November 2005 due to her appointment as Assistant Secretary of the Navy, Development and Acquisition. Dr. Etter was reappointed to the Board in May 2008, after she left her government position.

CERTAIN INFORMATION REGARDING NOMINEES AND
CURRENT EXECUTIVE OFFICERS
Terry L. Collins. Mr. Collins is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Collins has been a director of the Company since September 2004. Mr. Collins was one of the three original founders of Argon Engineering Associates, Inc., (Argon Engineering) in 1997. Mr. Collins served as Chairman of the Board and Chief Executive Officer of Argon Engineering from its inception until the merger with Sensytech in September 2004. From 1995 until 1997 he was the General Manager of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 Mr. Collins was President of Engineering Research Associates, a wholly owned subsidiary of E-Systems Corporation. Mr. Collins served as the senior member of the engineering management team at Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
S. Kent Rockwell. Mr. Rockwell has been a Director of the Company since 1987 and served as an executive officer of the Company and its predecessor, Sensytech, from 2000 to 2007. Mr. Rockwell is former Chairman of the Board, Chief Executive Officer, and President of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983.
Victor F. Sellier. Mr. Sellier is the former Executive Vice President and Secretary of the Company. Mr. Sellier has been a Director of the Company since September 2004. Mr. Sellier was one of the three original founders of Argon Engineering in 1997. Mr. Sellier served as Chief Financial Officer, Secretary, and Vice President of Argon Engineering from its inception until the merger with Sensytech in September 2004 and served as Chief Financial Officer and Treasurer of the Company from July 2005 to November 2007. From 1995 until 1997 Mr. Sellier was the Vice President and Assistant General Manger of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 he was the Vice President and Assistant General Manager of Engineering Research Associates, a wholly-owned subsidiary of E-Systems Corporation. Mr. Sellier served as the senior financial and administrative manager of Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
Thomas E. Murdock. Mr. Murdock has been a director of the Company since September 2004 and served as an executive officer of the Company until his retirement in May 2007. Mr. Murdock was one of the three original founders of Argon Engineering in 1997. Mr. Murdock served as a Vice President of Argon Engineering and as a member of the board of directors from its inception until the merger with Sensytech in September 2004. From 1995 to 1997 Mr. Murdock was the Vice President of Electronic Systems of the Falls Church division of Raytheon E-Systems. Mr. Murdock previously served as Director of Electronic Systems at Engineering Research Associates from 1987 to 1995, after completing a 20 year career in the United States Navy.
David C. Karlgaard, Ph.D. Dr. Karlgaard served as the Vice-Chairman of the Board of Directors of Nortel Government Solutions, Inc., a wholly-owned subsidiary of Nortel Networks Limited from 2005 to 2007. Dr. Karlgaard has been a Director of the Company since September 2004. In 1985, Dr. Karlgaard and his two partners founded PEC Solutions, which became a publicly held company in April 2000. In June 2005, Nortel Networks acquired PEC Solutions. He also serves on the Board of Directors of Rising Edge Technologies, a start-up company focusing on storage solutions. Dr. Karlgaard is a member of the Board of Directors of the Northern Virginia Technology Council and the Armed Forces Communications and Electronics Association. He also is an adjunct professor at The George Washington University.

Peter A. Marino. Mr. Marino has been a private consultant for government agencies and the defense and intelligence industry since 1999. Mr. Marino has been a director of the Company since September 2004. Mr. Marino serves as Lead Independent Director and as such serves as Chairman of the Independent Directors Committee. From 1996 to 1999, he was the President and Chief Executive Officer of Firearms Training Systems, Inc., a publicly-held provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as Senior Vice President of E-Systems Corporation, which was acquired by Raytheon in 1995. Mr. Marino previously served as President and Chief Operating Officer of Fairchild Industries and prior to such service was President and Chief Operating Officer of Lockheed Electronics Co., Inc. Previous to his service at Lockheed, he held various positions at the Central Intelligence Agency, including Director of the Office of Technical Services. Mr. Marino currently serves on several government advisory organizations, and is the Chairman, National Geospatial Intelligence Agency Advisory Board, co-chairman of the Director of Central Intelligence’s Senior Advisory Group and a member of the Defense Science Board Task Force on Intelligence for Homeland Defense.
Robert McCashin. Mr. McCashin was the Chairman of the Board of Identix Incorporated, a leading provider of multi-biometric security products, from January 2001 to February 2004. Mr. McCashin has been a director of the Company since September 2004. Mr. McCashin serves as Chairman of the Compensation/Stock Option Committee. From October 2000 until the merger of Identix with Visionics Corporation in June 2002, Mr. McCashin also served as the Chief Executive Officer of Identix. Prior to joining Identix, Mr. McCashin held various executive positions at Electronic Data Systems Corporation (EDS), a leading global services company, which he joined in 1971. From 1997 to 1999, Mr. McCashin served as Chief Executive Officer and President of Centrobe, a wholly-owned subsidiary of EDS, and one of the world’s largest providers of enterprise customer management solutions. Prior to that time, Mr. McCashin held the position of Group Executive, Global Energy from 1995 to 1997, Group Executive, Southern Europe from 1992 to 1995, Group Executive, Federal Government Group from 1989 to 1992 and Division President, Federal Government Group from 1988 to 1989, each within EDS. Mr. McCashin began his career at EDS in systems engineering.
John Irvin, CPA. Mr. Irvin serves as the Chairman of Argon ST’s Audit Committee. Mr. Irvin has been a director of the Company since 2000. Mr. Irvin is President of Partners Financial, a wholly-owned subsidiary of National Financial Partners Corporation (a public corporation traded on the New York Stock Exchange) and a benefits and insurance consulting firm. From 1983 through 1993, Mr. Irvin was Vice Chairman and co-founder of Mid Atlantic Capital Group and President of Mid Atlantic Insurance Corporation, where he specialized in serving the financial planning, asset management and insurance needs of high net worth individuals. Mr. Irvin also chaired the committee which oversaw mergers, acquisitions and strategic planning for Mid Atlantic. Prior to that, Mr. Irvin managed his own certified public accounting firm.
Lloyd A. Semple. Mr. Semple has been a director of the Company since 2003 and currently serves as Chairman of the Governance and Nominating Committee. On June 30, 2004, he retired as a member of Dykema Gossett PLLC, a Detroit based law firm consisting of 410 lawyers. Mr. Semple served as the firm’s Chairman and Chief Executive Officer from 1995 to 2002, and previously he served on the firm’s executive committee and as the leader of the Corporate and Finance Practice Group. Mr. Semple had been with Dykema Gossett since 1964. As of July 1, 2004, Mr. Semple accepted an appointment as professor of law at University of Detroit Mercy School of Law where he is teaching courses on corporate governance and Director responsibilities. Mr. Semple has served on boards of directors of several public and privately held companies, and from 1997 to 2002, served as the Chairman of the Board of the Detroit Medical Center Corporation, a seven hospital integrated health delivery system located in southeast Michigan.
Maureen Baginski. Ms. Baginski has been a director of the Company since October 2006. Ms. Baginski is President, National Security Systems, Sparta, Inc. From 2003 to 2005 Ms. Baginski served as the FBI’s Executive Assistant Director for Intelligence where she was responsible for establishing and managing the FBI’s first-ever intelligence program, including technology acquisition and workforce development. From 1979 to 2005, Ms. Baginski served at the National Security Agency, where she held a variety of positions, including lead analyst for the Soviet Union, Executive Assistant to the Director, Chief Policy and Customer Support, Chief Office of the Director, Assistant Deputy Director for Technology, and SIGINT Director. Ms. Baginski is the Recipient of two Presidential Rank Awards, two Director of Central Intelligence National Achievement Medals, the Director of Military Intelligence’s Leadership Award, and National Security Association’s Exceptional Civilian Service Award. In addition, Ms. Baginski was the first-ever Recipient of NSA’s Outstanding Leadership Award, an award voted on and bestowed by the NSA workforce. Ms. Baginski holds a BA and MA in Slavic Languages and Linguistics from the University of Albany. In December 2005, Ms. Baginski received an honorary Doctorate of Humane Letters from the University of Albany for her service to the nation.

Delores M. Etter. Dr. Etter has been a member of the electrical engineering faculty for Southern Methodist University in Dallas Texas since June 2008. From November 2005 to November 2007, Dr. Etter served as the Assistant Secretary of the U.S. Navy for Research, Development and Acquisition. Dr. Etter was a member of the Electrical Engineering faculty at the United States Naval Academy, as the first recipient of the Office of Naval Research Distinguished Chair in Science and Technology, from 2001 to November 2005, and again from November 2007 to June 2008, after leaving her government position. Dr. Etter served as a Director of the Company from September 2004 until November 2005, and was reappointed to the Board in May 2008. From June 1998 through July 2001, Dr. Etter served as the Deputy Under Secretary of Defense for Science and Technology. Dr. Etter was the principal U.S. representative to the NATO Research and Technology Board. She was also responsible for the Defense Modeling and Simulation Organization, the High Performance Computing Modernization Office, and for technical oversight of the Software Engineering Institute. Dr. Etter was also the senior civilian in charge of the U.S. Department of Defense high-energy laser research program. From 1990 to 1998, Dr. Etter was a Professor of Electrical and Computer Engineering at the University of Colorado, Boulder. During 1979 to 1989, Dr. Etter was a faculty member in the Department of Electrical and Computer Engineering at the University of New Mexico. Dr. Etter is a member of the National Science Board, the National Academy of Engineering, and the Defense Science Board. She is a Fellow of the Institute of Electrical and Electronic Engineers (IEEE), the American Association for the Advancement of Science (AAAS), and the American Society for Engineering Education (ASEE). She is also a member of the Board of Trustees for the North American Electric Reliability Council and a member of the Board of Directors for The Charles Stark Draper Laboratory, Inc.
The Board of Directors has determined that all of the members of the Board are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15), except Mr. Collins, Mr. Sellier, Mr. Murdock and Mr. Rockwell. The Board has adopted a code of ethics applicable to all directors, officers and employees of the Company. A copy of the code is posted on the Company’s website, www.argonst.com, under Investor Relations/Governance.
Other Executive Officers
Kerry M. Rowe. Mr. Rowe is the Executive Vice President and Chief Operating Officer of the Company. Mr. Rowe joined Argon Engineering in 2000 and prior to the merger with Sensytech served as Vice President of Argon Engineering’s C4ISR division, responsible for airborne and subsurface tactical communications intelligence programs. Mr. Rowe joined E-Systems Corporation in 1984 and progressed to the position of Vice President for Remote Systems in the successor organization, Raytheon C3I (Falls Church). In this capacity, he was responsible for acquisition and management of Raytheon’s programs developing the technology for the ground elements and payloads for manned and unmanned platforms.
Aaron N. Daniels. Mr. Daniels is the Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Daniels served as the Company’s Chief Accounting Officer from August 2006 to November 2007. He became the Chief Financial Officer of the Company in November 2007. From 2000 to 2006, Mr. Daniels held various senior finance positions at Inphonic, Inc. including Senior Vice President and Corporate Treasurer. Prior to Inphonic, he held progressively more senior financial management roles with large public companies in the Washington, D.C. metropolitan area, as well as serving two years with Coopers and Lybrand. Mr. Daniels is a Certified Public Accountant.
COMMITTEES OF THE BOARD OF DIRECTORS
Committees and Meetings
     The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation/Stock Option Committee and an Independent Directors Committee. During the last fiscal year, the Board of Directors of the Company met six times. The Audit Committee met eight times, the Corporate Governance and Nominating Committee met three times, the Compensation/Stock Option Committee met two times and the Independent Directors Committee met two times. In the last fiscal year, all but one of the Directors attended 75 percent or more of the aggregate number of meetings of the Board and committees on which he or she served.

     The Board has a policy that all directors should attend the annual meeting of stockholders, unless there are extenuating circumstances. All of the directors of the Company serving at that time attended the 2008 annual meeting of stockholders.
Audit Committee
     The members of the Audit Committee are Messrs. Irvin, Karlgaard and McCashin. Each of the members of the Audit Committee is deemed to be independent under NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has determined that Mr. Irvin qualifies as an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, and that he is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has adopted a written Audit Committee charter. A copy of the Audit Committee charter is posted on the Company’s website, www.argonst.com.
     The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm for each fiscal year. The Committee reviews with the independent registered public accounting firm the scope and results of the audit engagement; after discussion with management and the independent registered public accounting firm, recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent registered public accounting firm. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent registered public accounting firm and their fees for services. The Audit Committee is able to hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures, and has established procedures, for complaints from employees of the Company regarding accounting, internal accounting controls or auditing.
     The Audit Committee has adopted policies governing its pre-approval of all audit services to be provided by the independent registered public accounting firm. The committee has also adopted policies governing its pre-approval of all permitted non-audit services, if any, to be provided by the independent registered public accounting firm. Under these policies, the Company cannot hire an independent registered public accounting firm to provide any audit or non-audit services to the Company without the prior approval of the Audit Committee. In each instance the committee policies and procedures require it to review the proposed service as to scope and reasonableness, the cost thereof, and whether performance of the service would adversely affect the independent registered public accounting firm’s independence.
     Finally, the Audit Committee reviews and approves on an ongoing basis all related party transactions which would need to be disclosed in this proxy statement under the rules set forth by the SEC for potential conflict of interest situations.
Compensation/Stock Option Committee
     The members of the Compensation/Stock Option Committee are Messrs. Marino, McCashin, Semple and Mmes. Baginski and Etter. Each of the members of the committee is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Compensation/Stock Option Committee is responsible for reviewing the performance of, and deciding salaries and other compensation arrangements for, the Named Executive Officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, equity incentive, pension or other compensation plan adopted by the Company. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.

Governance and Nominating Committee
     The Governance and Nominating Committee members are Mmes. Baginski and Etter and Messrs. Marino, McCashin and Semple, all of whom are considered independent under the rules of NASDAQ. Among other matters, the committee reviews and recommends to Board potential director candidates and considers stockholders’ suggestions for Director nominees. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.
Independent Directors Committee
     The Independent Directors Committee members are the Lead Independent Director, currently Mr. Marino, and those members of the Board who are both (i) independent under the rules of NASDAQ and (ii) chair of a committee of the Board, other than this Committee. The current members therefore are Messrs. Marino, Irvin, McCashin and Semple. Mr. Marino is Chairman of the Committee. The Committee meets from time to time as requested by the Chair to advise the Lead Independent Director on the discharge of his or her duties and to address any issues presented by the Lead Independent Director.
Stockholder Nominations
     It is the policy of the Governance and Nominating Committee to consider potential director candidates submitted by stockholders. Director candidates suggested by stockholders will be evaluated as would suggestions for director nominees made by management or then-current directors. In general, the Governance and Nominating looks for candidates for director nominees whom it feels can work well with the existing directors and make a significant contribution to the success of the Company.
     Stockholders suggesting director nominees should send information about the proposed nominee to the Chairman of the Governance and Nominating Committee at the Company’s address included on the first page of this Proxy Statement. This information should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company and any information that the stockholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The committee may request further information from the proposed nominee. Persons nominating individuals for the Board should strongly consider whether the candidate is independent under the applicable NASDAQ rules, as the Company is required under those rules to have a majority of independent directors on the Board, and certain committees must be comprised solely of independent directors. Further, because of the nature of the Company’s business, proposed nominees may be required to obtain appropriate security clearances from the federal government before they can be formally nominated. Under federal securities law and the NASDAQ rules, some of the directors must have certain levels of expertise in understanding financial statements and reports. Finally, from time to time, the Board may determine that it needs a Director with a particular expertise and will actively recruit such a director candidate. When, if ever, this may occur, and what expertise the Board may feel it needs a director candidate to have in the future, cannot be determined at this time.
     The committee considers potential director nominees who are recommended by management, by then-serving directors or by others whose judgment the committee respects. The process for evaluating these recommendations is the same as described above for nominees submitted by stockholders.

AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for its 2008 fiscal year with management. It has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) 61, as it has been modified or supplemented. The committee has received the written disclosure and the letter from the independent registered public accountants which is required by Independent Standards Board Standard No. 1 “Independence Discussions with Audit Committee”, as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which Annual Report has been filed with the Securities and Exchange Commission.

/s/ The Audit Committee
John Irvin, David Karlgaard and Robert McCashin

COMPENSATION OF DIRECTORS
     During fiscal 2008, non-employee Directors, other than the Chairmen of the Audit Committee, the Compensation/Stock Option Committee and the Governance and Nominating Committee, received a cash retainer of $9,000 per quarter. The Chairman of the Audit Committee received $10,250 per quarter and the Chairmen of the Compensation/Stock Option Committee and the Governance and Nominating Committee received $10,000 per quarter. Additionally, the Lead Independent Director received $2,500 per quarter. In addition, each non-employee Director received $1,000 for each Board meeting attended and $1,500 for each committee meeting attended on any day other than the day of a Board meeting. An additional $500 was paid to the Chairman of each committee for each committee meeting attended on any day other than the day of a Board meeting. As provided in the Company’s bylaws and Delaware law, attendance at meetings via teleconference is recognized as in-person attendance.
     In November 2007, the Board also approved a grant of 4,000 restricted stock units of Common Stock to each independent Director (Ms. Baginski, Messrs. Karlgaard, Irvin, Marino, McCashin, Murdock, Rockwell and Semple) under the Argon ST, Inc. Equity Plan. The stock award vested in one year from the grant date.
     The following table sets forth information regarding the compensation of the non-employee directors during fiscal 2008. Directors who are also employees of the Company are not separately compensated for their service as directors.

	Fees
	Earned
	or Paid in	Stock
	Cash	Awards(1)	Options	Total
Non-employee Director(2)	($)	($)	Awards ($)	($)
Maureen Baginski	$47,000	$74,195	$—	$121,195
Delores M. Etter	$10,000	$—	$—	$10,000
John Irvin	$63,000	$74,195	$—	$137,195
David C. Karlgaard	$50,500	$74,195	$—	$124,695
Peter A. Marino	$58,500	$74,195	$—	$132,695
Robert McCashin	$64,500	$74,195	$—	$138,695
Thomas E. Murdock	$41,000	$74,195	$—	$115,195
S. Kent Rockwell	$41,000	$74,195	$—	$115,195
Lloyd A. Semple	$57,500	$74,195	$—	$131,695

(1)	The amounts in these columns represent the expense recognized in connection with unvested awards for the fiscal year ended September 30, 2008 and in prior years in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment. Assumptions used in the calculation of these expenses are described in Note 1 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-15 filed with the Securities and Exchange Commission on December 5, 2008. Unlike the amounts reflected in the audited financial statements, these amounts do not reflect an estimated forfeiture rate of such awards as it is assumed that the employee will remain with the Company for the duration of the vesting period of the award. Each of the non-employee Directors, other than Dr. Etter, received a grant of 4,000 restricted stock units on December 5, 2007 each with a grant date fair value of $18.00, based on the closing price of Company Common Stock on the date of grant.

(2)	As of September 30, 2008, the non-employees Directors held the following stock options and restricted stock units: Ms. Baginski: 4,000 restricted stock units; Mr. Irvin: 4,000 restricted stock units; Dr. Karlgaard: 4,000 restricted stock units; Mr. Marino: 4,000 restricted stock units; Mr. McCashin: 4,000 restricted stock units; Mr. Murdock: 4,000 restricted stock units; Mr. Rockwell: 4,000 restricted stock units; Mr. Semple: 4,000 restricted stock units.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary Overview
     This section discusses the principles underlying our executive compensation policies and decisions, as well as the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which total compensation is awarded to and earned by our Named Executive Officers (as defined in the Summary Compensation Tables below), and places in perspective the data presented in the tables and narrative that follow.
Executive Compensation Philosophy and Goals
     The Company’s executive compensation programs are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company.
     Argon ST strives to align its executive compensation with the Company’s business strategy and management initiatives. In fiscal year 2008, Argon ST’s primary business objective was to grow the business as a leading provider of state-of-the-art C5ISR systems and services across a full range of defense and intelligence platforms. Argon ST achieved this goal with a 21 percent increase in revenue, 50 percent growth in operating income over fiscal year 2007 and a 39% increase in total earnings before interest, taxes, depreciation and amortization (EBITDA). Argon ST also accomplished record bookings of $375.0 million.
     Argon ST’s executive compensation program is designed to be an integrated, performance-oriented compensation program that balances short- and long-term objectives to enhance stockholder value, and that places the total compensation of Company executives within an industry-competitive range of total compensation, based on the magnitude of business operations, strategic accomplishments and the Company’s performance.
Governance of the Process
     The Compensation/Stock Option Committee of the Board maintains both a strategic and oversight role in the area of executive compensation. The Compensation/Stock Option Committee directly approves compensation for the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and other Named Executive Officers, while at the same time steering the development of new executive compensation programs and initiatives. The Compensation/Stock Option Committee also has oversight authority for the Company’s equity incentive programs as well as an advisory role in compensation issues that affect other members of the broader senior leadership team.
External Competitiveness
     The Company’s executive compensation package is periodically reviewed to ensure that the package is competitive on a national and local basis as well as among the peers in the marketplace with whom the Company competes for key technical and executive talent. This analysis employs (1) national and local surveys produced by compensation consultants such as Radford (an AON Consulting Company), Salary.com, as well as other nationally-recognized survey tools and (2) comparative research targeted towards individual peer companies. Companies that operate in the same or similar market segments and, where possible, are comparable in terms of revenues, number of employees, and market capitalization, or that bear other operational similarities, are selected to represent the peer group.
     Argon ST used the following companies for its peer group analyses: SI International, Inc., Applied Signal Technology Inc., Herley Industries Inc., Innovative Solutions and Support Inc., LMI Aerospace Inc., American Science and Engineering Inc., Stanley, Inc, Ladish Company Inc, SRA International Inc., and Cubic Corporation.

Executive Compensation Package Components
     Argon ST seeks to offer a comprehensive and straightforward compensation package that includes a mix of compensation vehicles that are linked to the achievement of Argon ST’s compensation philosophy:
•	Base salary;

•	Short-term cash-based incentives;

•	Long-term equity-based incentives;

•	A competitive health, welfare and retirement benefit program.
Base Salary
     Base salary represents that part of an executive’s compensation that is not “at-risk” (i.e., the amount of compensation is not subject to the attainment of certain individual or performance goals.) Base salary is set based upon external factors, including overall survey and peer group analysis, and individual factors, including role, scope of responsibility, technical/leadership skill sets, historical performance (including specific individual leadership accomplishments) and the role or individual’s perceived value in the success of the organization. In general, the 50th percentile of surveyed compensation is targeted as a foundation for base salary recommendations and then adjusted for other factors detailed above to formulate the final recommendation.
     Base salaries for the executive team are reviewed annually in the December time frame after the results from the previous fiscal year have been evaluated. The CEO’s salary is under the sole purview of the Compensation Committee. The salaries of the other Named Executive Officers are recommended by the CEO based upon his assessment of the factors detailed above. In December 2007, the base salary increases shown in the chart below for Messrs. Collins and Rowe were made to move them to a more competitive market position as compared to their peer group with similar scope and responsibility. Mr. Daniels received a material salary increase to recognize the significant increase in scope and responsibility he was assuming with his promotion to CFO. All salaries for the group of Named Executive Officers are reviewed by the Compensation Committee and approved by the Board of Directors.
Named Executive Officer Base Salaries
(Last Three Fiscal Years)*

Name	Fiscal Year	Base Salary ($)

Terry L. Collins	2008	$474,032
	2007	$447,200
	2006	$380,016

Victor F. Sellier	2008	$360,048
	2007	$360,048
	2006	$345,072

Kerry M. Rowe	2008	$381,576
	2007	$360,024
	2006	$305,032

Aaron N. Daniels	2008	$316,264

*	Base salaries shown were effective in December of each respective fiscal year. Increase criteria are described above.

Short-term Incentives
     The Company’s short-term cash incentive program rests on the belief that a significant component of executive compensation should be tied to corporate performance. On an annual basis, executives are eligible to receive additional compensation as a percentage of their overall total compensation, in the form of a lump-sum cash “bonus” payment. Annual bonus awards take into account the financial and operational performance of the business. This company performance element is weighted heavily, but not solely, on growth in earnings per share and growth in bookings as measured in bookings over a three-year period. Approximately 50 percent of the award amount is based on Company performance during the most recent completed fiscal year with 25 percent for each of the previous two fiscal years. The target goal for the annual bonus is 100 percent of the executive’s base pay, which could potentially move the executive’s total cash compensation position to approximately the 75th percentile range of surveyed compensation, dependent upon the extent to which performance and the achievement of company objectives are met or exceeded. The Named Executive Officers’ payments are determined by the Compensation Committee, upon recommendation by the CEO, based on the Company performance criteria described above, with an added element of individual performance, with emphasis on standards of ethical business conduct, leadership competencies, and people-related initiatives. In fiscal year 2008, the Company’s financial results were negatively affected by an indirect rate variance, which eroded the accrual for bonuses and also contributed to lower margins. As a result, bonuses were not granted to the Named Executive Officers for fiscal year 2008.
Named Executive Officer Short-term Incentive Payments
(Last Three Fiscal Years)*

Name	Fiscal Year	Bonus ($)
Terry L. Collins	2008	—
	2007	$27,000
	2006	$60,000

Victor F. Sellier	2008	—
	2007	$85,000
	2006	$100,000

Kerry M. Rowe	2008	—
	2007	$123,000
	2006	$100,000

Aaron N. Daniels	2008	—

*	Bonuses represent the amounts paid in December following the fiscal year for which performance is assessed.
Long-term Incentives
     The Company recognizes the importance of providing incentives to executives in a manner that ties performance to the appreciation of stockholder value. The goal is to provide a program that uses equity as a retention and attraction tool as well as to encourage behavior that leads to Company success and growth in stockholder value. Some of the members of the current executive team have significant equity positions in the Company that resulted from their roles as Company co-founders or early members of the Company’s executive team. It is believed that these positions sufficiently align the interests of those executives with those of the stockholders.
     Argon ST’s 2008 Equity Incentive Plan (the “2008 Plan”) was put in place as a program not based entirely on broad-based grants of stock options (primarily in the form of Incentive Stock Options), but a more flexible program that provides targeted, cost-effective grants of a variety of equity instruments, including options, restricted stock and stock appreciation rights (both cash- and stock-settled) and ties equity grants more closely to performance results. The adoption of the 2008 Plan also provides for the capability to grant performance-based equity instruments in addition to the traditional time-based instruments provided under in the Company’s 2002 Stock Incentive Plan (the “2002 Plan.”)

     Stock options have historically been awarded as Incentive Stock Options (where permissible) that vest on a 5-year schedule (20 percent per year from the date of grant) and expire ten years after grant. All grants of options and restricted stock to Named Executive Officers are approved by the Compensation Committee in advance of the date of grant. Direct equity grants to Named Executive Officers are issued on the date awarded, unless they are awarded during a Company-imposed trading blackout, in which case they are issued only after the blackout period has ended. Options have historically been granted at least annually on a broad basis and periodically over the course of each fiscal year to new hires or upon promotion to a key senior leadership position. In fiscal 2008, restricted stock was granted on a broad basis in lieu of options. Grants in fiscal 2008 to senior executives (including the Named Executive Officers) were under the 2008 Plan and included both stock appreciation rights (SARs) and restricted stock.
     In December 2007, Mr. Rowe received a grant of 15,000 shares of restricted stock units and 20,000 stock appreciation rights, both of which vest over a 5-year schedule in equal 25 percent increments annually beginning on the second anniversary of the grant date. Mr. Daniels received a grant of 32,000 restricted stock units in conjunction with his promotion to Chief Financial Officer. These restricted stock units vest in equal 25 percent increments annually over a 4-year schedule. Since restricted stock granted under such conditions is inherently of more potential value to the recipient than traditional stock options, the grants were made in proportionally smaller numbers of shares than generally would have been associated with a grant of options. No equity interests were granted to Messrs. Collins and Sellier in fiscal 2008, both of whom have substantial equity positions in the Company as company founders.
     Future equity-based grants are contemplated to move to a combination of restricted stock and incentive stock options, both of which will vest over a 5-year period in a manner similar to the Company’s 401(k) vesting schedule (i.e., 25 percent two years after grant, 50 percent after three years, 75 percent after four years and 100 percent after five years). However, from time to time, the Company may award equity grants with different vesting schedules. The Compensation Committee believes that the combination of restricted stock and incentive stock options will serve, to provide vehicles that effectively tie an executive’s financial rewards to the interests of the stockholders. In addition, restricted stock grants will allow executives to more immediately increase their direct equity holding in the Company.
Health, Welfare and Retirement Benefits
     Members of the executive team receive the identical health, welfare and retirement benefits package offered to their employees. In 2008, the benefit package included comprehensive medical, dental, life and disability coverage as well as a variety of other fringe programs such as paid time off, educational assistance, adoption assistance, a health reimbursement account and a dependent care flexible spending account.
     Executives participate in the Argon ST, Inc. 401(k) and Profit Sharing Plan, which provides the opportunity for employees to save for retirement and other long-term goals with pre-tax dollars. The 401(k) Plan also includes a Roth 401(k) component. The program features a matching contribution of $1 for every $1 contributed up to 6 percent of eligible compensation as well as a non-elective safe harbor contribution of 3 percent of eligible compensation made on a bi-weekly basis to all eligible employees regardless of participation in the employee deferral component of the Plan. The 401(k) Plan also features a discretionary profit sharing component. However, the Company has chosen not to make a contribution under this component for the last four plan years.
     Executives are also eligible to participate in Argon ST’s Employee Stock Purchase Plan (the “ESPP.”) The ESPP provides for the bi-annual purchase of Company Common Stock at 95 percent of the closing price of the Common Stock on the last day of the six-month purchase period. Only one of the Company’s Named Executive Officers, Aaron Daniels, purchased any shares of Company Common Stock under the ESPP during fiscal 2008. Mr. Daniels withdrew from the ESPP program in March 2008.
     The Company does not offer separate executive perquisites such as car allowances, executive flex accounts or club memberships.

Severance and Change-in-Control Arrangements
     As of the end fiscal 2008, only one of the Named Executive Officers had a separate severance agreement in place and no executive had a change-in-control agreement. Upon his promotion to CFO, Aaron Daniels’ promotion letter provides that he will receive 1 year of salary and 12 months of COBRA coverage if he is terminated from the Company for any reason other than “cause”. Subsequent to the end of fiscal 2008, change-in-control agreements were approved by the Compensation Committee and authorized to be offered to Messrs. Collins, Rowe and Daniels. In general, the agreements provide for a payout of two years’ then-current annual salary and continuation of benefits for 18 months if, within 24 months after a “Change of Control” as defined in the agreements, the executive either is discharged or resigns for good reason, as defined in the agreements. Pending no changes, the agreements are anticipated to be executed in January.
     The Company’s 2002 Stock Incentive Plan provides that in the event of a “change in control” (as described below), with certain exceptions, (a) all outstanding stock options will become fully vested and exercisable, (b) all stock awards will become fully vested, and (c) performance units may be paid out in such manner and amounts as determined by the Compensation Committee. For purposes of the 2002 Plan, a change in control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50 percent of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15 percent of the Company’s then outstanding securities having the right to vote for the election of Directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the directors who were either directors at the beginning of the period or whose election was previously so approved.
     The 2008 Plan does not include an automatic vesting provision in the event of a change in control, except with respect to non-employee director awards. However, the 2008 Plan does allow the designated Board administrative committee (the Compensation/Stock Option Committee) to include acceleration provisions in award agreements, and also allows the committee to amend any previous awards. In accordance with the Plan, the Compensation/Stock Option Committee has voted to include in each grant agreement for fiscal year 2008 and fiscal year 2009 a provision that would fully accelerate vesting upon a change of control.
Tax and Regulatory Impacts
     In designing its executive compensation programs, the Company endeavors to maintain the highest level of compliance with rules enacted by federal, state and local authorities governing such issues. Three specific areas of regulation impacted or that could impact the structure of Argon ST’s executive compensation programs include:
•	Section 162(m) of the Internal Revenue Code, which generally limits to $1,000,000 the amount of compensation paid to any one of its five highest-paid executives that may be deducted by a Company in any one year. The Company endeavors to fully review all programs within the context of Section 162(m), but, at this time, has no policy against establishing programs that could lead to executive compensation in excess of the deductibility limits;

•	Section 409A of the Internal Revenue Code, which is a sweeping regulatory reform covering deferred compensation. The Company is committed to ensuring that new programs will be designed to comply with 409A and that existing programs will continue to be periodically reviewed for compliance; and

•	Statement of Financial Accounting Standard No. 123R, Share-based Payment (“SFAS 123R”) in determining the expense of equity awards and the associated financial impacts. SFAS 123R considerations are evaluated when designing and implementing executive compensation and other equity programs.
COMPENSATION/STOCK OPTION COMMITTEE REPORT
     The Compensation/Stock Option Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Argon ST’s Annual Report on Form 10-K for the year ended September 30, 2008.

/s/ The Compensation/Stock Option Committee
Maureen Baginski, Delores Etter, Peter Marino, Robert McCashin and Lloyd Semple
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
     The members of the Compensation/Stock Option Committee are Mmes. Baginski and Etter and Messrs. Marino, McCashin and Semple. None of the members of the Compensation/Stock Option Committee during fiscal 2008 was, during such fiscal year or prior thereto, an officer or employee of the Company or any of its subsidiaries. During fiscal 2008, no executive officer of the Company served as a Director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director or member of the Compensation/Stock Option Committee of the Company.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
     The following table sets forth the annual compensation for fiscal years 2007 and 2008 for the Company’s Chief Executive Officer and Chief Financial Officer, and for the Company’s other executive officers serving in fiscal year (collectively, the “Named Executive Officers”), based upon compensation received by all members of the executive officer group during their respective tenures.

						Non-Equity
						Incentive		All
				Stock	Option	Plan	LTIP	Other
Name and	Fiscal		Bonus	Awards	Awards	Compensation	Payouts	Comp.	Total
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)
Terry L. Collins	2008	$473,722	—	—	—	—	—	$24,794	$498,516
Chairman, CEO, President	2007	$427,792	$27,000	—	—	—	—	$23,424	$478,216

Victor F. Sellier	2008	$362,818	—	—	—	—	—	$21,511	$384,329
Executive Vice President	2007	$358,500	$85,000	—	—	—	—	$22,872	$466,172

Kerry M. Rowe	2008	$382,034	—	$44,335	$46,635	—	—	$22,078	$495,082
Vice President, Chief Operating Officer	2007	$348,517	$123,000	—	$40,172	—	—	$21,075	$532,764

Aaron N. Daniels,	2008	$305,765	—	$142,505	$44,896	—	—	$18,497	$511,663
Vice President, Chief Financial Officer	2007	$230,048	$100,000	$14,206	$44,733	—	—	$14,626	$403,613

(1)	Bonuses would have been paid in December 2008 for performance in Fiscal Year 2008; however, no bonuses were paid for reasons provided in the Compensation Discussion and Analysis section of this proxy, above.

(2)	The amounts in these columns represent the expense recognized in connection with unvested awards for the fiscal year ended September 30, 2008 and in prior years in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment. Assumptions used in the calculation of these expenses are described in Note 1 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-15 filed with the Securities and Exchange Commission on December 5, 2008. Unlike the amounts reflected in the audited financial statements, these amounts do not reflect an estimated forfeiture rate of such awards as it is assumed that the employee will remain with the Company for the duration of the vesting period of the award.

(3)	Represents contributions to the 401(k) plan in the forms of matching and safe harbor amounts. Also includes imputed income from group term life insurance and payments under the Company’s broad-based medical reimbursement plan.

Outstanding Equity Awards
     The following table sets forth information regarding the outstanding stock options held, as of September 30, 2008, by each of the Named Executive Officers.

	Option Awards					Stock Awards
		Number	Number			Number	Market Value
		of Shares	of Shares			of Shares or	of Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
Name of		Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Executive	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

Kerry M. Rowe	12/11/2002	—	72,000	$4.105	12/11/2012	—	—
	2/17/2004	—	400	$5.685	2/17/2014	—	—
	12/13/2006	3,571	21,429	$21.390	12/13/2016	—	—
	12/5/2007	—	20,000	$18.00	12/5/2017	—	—
	12/5/2007	—	—	—	—	15,000	$352,350

Aaron N. Daniels	8/14/2006	10,000	15,000	$21.00	8/14/2016	—	—
	12/5/2007	—	—	—	—	32,000	$751,680
	2/28/07	—	—	—	—	2,000	$46,980
Stock Option Exercises and Restricted Stock Vesting
     The following table provides information on stock option exercises and stock award vesting by a Named Executive Officer during the fiscal 2008.

Option Awards
	Number of Shares	Value Realized on
Name of Executive	Acquired on Exercise (#)	Exercise ($)

Kerry M. Rowe	24,000 800	$513,694 $15,859

Plan Based Awards
     The following table sets forth information regarding options and stock awards granted to our Named Executive Officers during fiscal 2008.

Grant
		All Other	All Other		Date Fair
		Stock Awards:	Option		Value
		Number of	Awards:	Exercise	of Stock
		Shares of	Number of	or Base	and
		Stock or	Securities	Price of	Option
	Grant	Stock	Underlying	Awards	Awards
Name of Executive	Date	Units (#)	Options (#)	($/Sh)	($)
Kerry M. Rowe	12/5/2007	—	20,000	$18.00	$190,814
	12/5/2007	15,000	—	—	$270,000

Aaron N. Daniels	12/5/2007	32,000	—	—	$576,000
Termination and Change of Control Arrangements
     The Company’s 2002 Stock Incentive Plan provides that in the event of a “change in control” (as described below), with certain exceptions, (a) all outstanding stock options issued under the Plan will become fully vested and exercisable, (b) all stock awards will become fully vested, and (c) performance units may be paid out in such manner and amounts as determined by the Compensation Committee. For purposes of the 2002 Plan, a change in control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50 percent of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15 percent of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the directors who were either directors at the beginning of the period or whose election was previously so approved. Assuming a change of control had occurred on the last trading day of fiscal 2008, and using $23.49 as the closing price of our common stock on last trading day of fiscal 2008, September 30, 2008, Mr. Rowe would have accrued $1,917,492 of benefits and Mr. Daniels would have accrued $836,010 of benefits.
     At the 2008, Annual Meeting, the Company’s stockholders approved, the 2008 Plan. This Plan provides that in the event of a “change of control” (as described below) the Compensation/Stock Option Committee or such other Committee designated by the Board, may, in its sole discretion, accelerate the vesting and exercise rights of any or all outstanding options, SARs, and shares acquired upon the exercise of such options and SARs. The Committee will determine, in its sole discretion, any conditions for such acceleration, and may also include, in its sole discretion, provisions for change of control acceleration in any award agreement. Any acquirer may also substitute its own options or SARs, or continue the existing options or SARs. If the acquirer does not do so, any rights unexercised at the time of the change of control terminate. The Committee may also decide that any outstanding option or SAR will be cancelled in exchange for payment in cash, stock or other property. The Committee may provide in any award agreement evidencing a stock award that, in the event of a change in control, the lapsing of the restriction period shall be accelerated effective immediately prior to the consummation of the change in control to such extent as specified in such award agreement. Similarly, the Committee may provide in any award agreement evidencing a restricted stock unit award that, in the event of a change in control, the restricted stock unit award shall become vested and settled effective as of the date of the change in control. The Committee may, in its discretion, provide in any award agreement evidencing a performance award that, in the event of a change in control, the performance award will become vested and payable effective as of the date of the change in control. Finally, the unexercisable or unvested portion of each outstanding nonemployee director award and any shares acquired pursuant thereto will be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the change in control but conditioned upon the consummation of the change in control.

     Unless otherwise defined with respect to an award by an award agreement or by a written contract of employment or service, “change of control” is the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a “Participating Company” (as defined in the Plan) or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding voting stock; or (ii) an “Ownership Change Event” (as defined in the Plan) or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or (iii) a liquidation or dissolution of the Company. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
     On December 16, 2008, the Compensation/Stock Option Committee voted to include in all award agreements for stock awards issued under the 2008 Plan in fiscal year 2008 and fiscal year 2009 a provision that vesting will accelerate to one hundred percent upon a Change in Control as defined in the 2008 Plan.
     As of the end fiscal 2008, only one of the Named Executive Officers had a separate severance agreement in place and no executive had a change-in-control agreement. Upon his promotion to CFO, Aaron Daniels’ promotion letter provides that he will receive 1 year of salary and 12 months of COBRA coverage if he is terminated from the Company for any reason other than “cause”. Based on Mr. Daniels’ salary as of September 30, 2008, if Mr. Daniels’ employment would have been terminated as of that date, he would have received approximately $316,264 of salary and approximately $17,536 of benefits related to 12 months of COBRA coverage.
EQUITY COMPENSATION PLAN INFORMATION
     Set forth below is information as of September 30, 2008 regarding our equity compensation plans.

	Number of	Weighted
	securities to be	average
	issued upon	exercise price	Number of
	exercise of	of outstanding	securities
	outstanding	options,	remaining
	options, warrants	warrants and	available for
Plan category	and rights	rights	future issuance
Equity compensation plans approved by security holders	1,495,375	$18.33	2,172,019
Equity compensation plans not approved by security holders (1)	572,567	8.62	—

Total	2,067,942	$15.64	2,172,019

(1)	Consists entirely of shares of common stock issuable upon exercise of options under the Argon Engineering Associates, Inc. Stock Plan.

     The Argon Engineering Associates, Inc. Stock Plan provided for the issuance of incentive and non-statutory stock options and restricted stock to eligible employees of Argon Engineering and its affiliates. As a result of the merger of Argon Engineering and Sensytech, each outstanding option to purchase Argon Engineering common stock under the Plan was converted into an option to purchase our common stock, with the number of shares able to be purchased and the exercise price adjusted in accordance with the merger exchange ratio. The Plan was frozen as of September 29, 2004 and no additional awards have been or will be granted under the Plan subsequent to that date.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10percent of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on our review of Forms 3, 4 and 5 furnished to the Company with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the Reporting Persons during the fiscal year ended September 30, 2008, except that a Form 5 was filed on December 13, 2007 for 3,500 shares that were awarded to Maureen Baginski on December 13, 2006, that a Form 4 was filed on December 13, 2007 for 4,000 restricted shares that were awarded to Maureen Baginski on December 5, 2007, that a Form 4 was filed on December 13, 2007 for 4,000 restricted shares that were awarded to S. Kent Rockwell on December 5, 2007 and that a Form 4 was filed on February 11, 2008 for 4,350 shares that were gifted by Victor F. Sellier on April 26, 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     There are no relationships or transactions required to be disclosed under 404(a) or (b) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2009. Grant Thornton has been the Company’s independent registered public accounting firm since 2004.
     The stockholders are being asked to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Ratification of the selection of Grant Thornton will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.
     The Company has been advised by Grant Thornton that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting.
Independent Registered Public Accounting Firm’s Fees
     The following is a summary of the fees billed to the Company by Grant Thornton for professional services rendered for the fiscal years ended September 30, 2008 and 2007.

Fee Category	Fiscal 2008	Fiscal 2007
Audit fees	$774,000	$725,000
Audit-related fees	$48,000	25,000
Tax fees	—	—
All other fees	—	—

Total fees	$822,000	$750,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements and includes fees related to the audit of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002. The audit fees for fiscal year 2008 includes fees of $8,000 for services rendered during such fiscal year related to the filing of the Company’s registration statement on Form S-8 with respect to the stockholders’ February 2008 approval of the Argon ST, Inc. 2008 Equity Plan.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits.
Pre-Approval Policies and Procedures
     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the relevant fiscal year. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
     The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next Audit Committee meeting.
The Board of Directors recommends a vote FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.
GENERAL
     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
FORM 10-K
     The Company will mail, without charge, a copy of its Annual Report on Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact Investor Relations, Argon ST, Inc. 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.
STOCKHOLDER COMMUNICATIONS
     The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. The screening procedures have been approved by a majority of the independent Directors of the Board.

STOCKHOLDER PROPOSALS FOR YEAR 2010 ANNUAL MEETING
     Any stockholder who intends to present a proposal at the Company’s 2010 Annual Meeting of Stockholders must send the proposal to the Secretary, Argon ST, Inc., 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.
     If the stockholder intends to present the proposal at the Company’s 2010 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:
▪	must be received by the Company no later than September 25, 2009; and

▪	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     The Company is not obligated to include any stockholder proposal in its proxy materials for the 2010 annual meeting if the proposal is received after the September 25, 2009 deadline.
     If a stockholder wishes to submit a proposal at the 2010 annual meeting but not have the proposal included in the Company’s proxy materials for the 2010 annual meeting, the proposal:
▪	must be received by the Company no later than September 25, 2009;

▪	must comply with the requirements of the Company’s bylaws, including section 2.14 of such bylaws; and

▪	must present a proper matter for stockholder action under the Delaware General Corporation Law.

By Order of the Board of Directors

/s/ Sharon M. Owlett
Sharon M. Owlett
Secretary

PROXY	PROXY
2009 ANNUAL STOCKHOLDERS’ MEETING
ARGON ST, INC.
The 2009 Annual Meeting of Stockholders of Argon ST, Inc. (the “Company”) will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia, on Tuesday, February 24, 2009, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Joseph T. Houston and Sherry L. Buss, or either of them, with power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Common Stock of Argon ST, Inc. that the undersigned is (are) entitled to vote at the 2009 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

1.	Election of Directors. For the election as directors of all nominees listed below: ☐
	Terry L. Collins	Victor F. Sellier	Peter A. Marino	Maureen Baginski
	S. Kent Rockwell	Thomas E. Murdock	David C. Karlgaard	Delores M. Etter
	John Irvin	Lloyd A. Semple	Robert McCashin

Withhold authority for the following:
	☐ Terry L. Collins	☐ Victor F. Sellier	☐ Peter A. Marino	☐ Maureen Baginski
	☐ S. Kent Rockwell	☐ Thomas E. Murdock	☐ David C. Karlgaard	☐ Delores M. Etter
	☐ John Irvin	☐ Lloyd A. Semple	☐ Robert McCashin

Withhold authority for all nominees: [ ]

2.	To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 23, 2009 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.
I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 23, 2009, and the 2008 Annual Report to Stockholders and ratify all that the proxy holders, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof, and I (we) hereby revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

Comments/Address Changes:
I/We plan to attend the Annual Meeting
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARGON ST, INC.